Exhibit 10.2

CONFIDENTIAL TREATMENT

Amendment #1 to the

License Agreement dated October 2, 2003

made by and between

Chiron Healthcare Ireland, Ltd.

and

Cubist Pharmaceuticals, Inc.

Incorporating the terms and conditions of the License Agreement effective as of October 2, 2003 made by and between Chiron Healthcare Ireland, Ltd. and Cubist Pharmaceuticals, Inc. (hereinafter referred to as the “Agreement”), the Agreement is amended, effective as of April 1, 2004, as set forth herein.  Capitalized terms in this Amendment #1 shall have the same meaning as in the Agreement.

1.                                       The second paragraph of Section 7.3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“For purposes of this Section 7.3, the first Royalty Year with respect to all Licensed Products shall commence on the date of Commercial Launch by Chiron or any of its Affiliates in any country within the Territory and end on December 31st of the year in which the earlier of the following two dates occur (i) the date of [*] within the Territory or (ii) the date cumulative [*] in all countries in the Territory [*].  Each succeeding Royalty Year shall commence on January 1 of the ensuing year and end on December 31 of such year.  Accordingly, the determination of the Royalty Year for the purpose of determining the Royalty Rate which applies shall not be either on a Licensed Product-by-Licensed Product basis or on a country-by-country basis.”

All of the other terms and conditions of the Agreement shall continue in full force and effect.  This Amendment #1, together with the Agreement, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and supercedes any prior or contemporaneous agreement, understanding or negotiations.

CHIRON HEALTHCARE IRELAND, LTD.

CUBIST PHARMACEUTICALS, INC.

By:

/s/ Hans Bishop

By:

/s/ Oliver Fetzer

Name:	Hans Bishop	Name:	Oliver Fetzer

Title:	President, Chiron BioPharmaceuticals	Title:	SVB and Chief Business Officer

Date:	30/3/04	Date:	March 30, 2004

CHIRON CORPORATION

By:	/s/ Craig Wheeler

Name:	Craig Wheeler

Title:	President, Chiron BioPharmaceuticals

Date:	April 30, 2004